Exhibit 16.1

RSM US LLP 801 Nicollet Mall West Tower, Suite 1100 Minneapolis, MN 55402
March 20, 2017	T +1 612 332 4300 F +1 612 376 9876 www.rsmus.com

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Nortech Systems Incorporated’s statements included under item 4.01 of its Form 8-K filed on March 20, 2017 and we agree with such statements concerning our firm.

/s/ RSM US LLP

RSM US LLP is the U.S. member firm of RSM International, a global network of independent audit, tax, and consulting firms.